Exhibit 99.1

electroCore Completes Acquisition of NeuroMetrix, Gaining Access to its Quell Platform, Creating Significant Player in Non-Invasive Bioelectronic Technologies

Addition of Quell® Platform Broadens electroCore’s Bioelectronic Technology Portfolio and Accelerates Growth in Chronic Pain and Wellness Markets

ROCKAWAY, N.J., May 2, 2025 (GLOBE NEWSWIRE) — electroCore, Inc. (“ECOR,” “electroCore,” or the “Company”) (Nasdaq: ECOR), a commercial-stage bioelectronic technology company, announced today the completion of the merger (the “Merger”) with NeuroMetrix, Inc. (“NeuroMetrix” or “NURO”) (Nasdaq: NURO), positioning itself as a diversified leader in non-invasive health and wellness solutions.

The acquisition of NeuroMetrix’s Quell® Fibromyalgia Solution expands electroCore’s portfolio of non-invasive bioelectronic therapies, strengthens its commercial reach — particularly within the VA Hospital System — and is expected to meaningfully increase its addressable market for the treatment of chronic pain and wellness conditions.

Dan Goldberger, CEO of electroCore, Inc. commented, “With this transaction now closed, we are well-positioned to immediately leverage our established distribution channels, particularly within the VA Hospital System, to accelerate adoption of the Quell Fibromyalgia solution. This addition meaningfully expands our addressable market and diversifies our portfolio of non-pharmaceutical, non-invasive nerve stimulation offerings, strengthening electroCore’s position as a leading publicly traded bioelectronic technology platform focused on wellness and chronic pain management.”

Under the terms of the Merger Agreement dated December 17, 2024 and approved by NeuroMetrix’s stockholders at a Special Meeting held on March 21, 2025:

●	Each share of NURO common stock, outstanding immediately prior to the closing was converted into the right to receive (i) a cash payment of $4.49 per share and (ii) one contingent value right (CVR).
●	The CVRs entitle holders to contingent cash payments based on the achievement of certain sales milestones tied to the Quell business as well as future proceeds from the disposition of NURO’s DPNCheck business, subject to the terms outlined in the CVR agreement dated May 1, 2025.

As a result of the Merger, NeuroMetrix became an indirect wholly-owned subsidiary of electroCore, and NURO’s shares will be de-listed from the Nasdaq Capital Market prior to the opening of trading on May 2, 2025.

Additional information on the transaction can be found in a Current Report on Form 8-K filed by electroCore, Inc. with the SEC.

About electroCore, Inc.

electroCore, Inc. and its subsidiaries are a commercial stage bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, including under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the merger with NeuroMetrix, Inc., electroCore’s business prospects, its product portfolio or potential markets for its technologies, and other statements that are not historical in nature, particularly those using terminology such as “anticipates,” “expects,” “believes,” “intends,” other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to obtain additional financing necessary to continue electroCore’s business, sales and marketing and product development plans, the uncertainties inherent in the development of new products or technologies, the ability to successfully commercialize nVNS products, competition in the industry in which electroCore operates and general market conditions. Important risk factors that may cause such a difference include, but are not limited to: (i) the anticipated tax treatment of the transaction may not be obtained, (ii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the businesses of NeuroMetrix and electroCore after the consummation of the transactions, (iii) potential litigation relating to the proposed transaction that could be instituted against the parties or their respective directors, (iv) potential adverse reactions or changes to business relationships resulting from the completion of the transactions, (v) any negative effects of the consummation of the transactions on the market price of electroCore’s common stock and on their businesses or operating results, (vi) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (vii) the risks and costs associated with the integration of, and the ability of electroCore to integrate the Quell business successfully, (viii) the risk that disruptions from the proposed transaction will harm the parties’ respective business, including current plans and operations, (ix) the ability of electroCore or NeuroMetrix to retain and hire key personnel and uncertainties arising from any business or leadership changes, (x) legislative, regulatory and economic developments, and (xi) the other risks described in electroCore’s or NeuroMetrix’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. No listing of risk factors should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on electroCore’s or NeuroMetrix’s consolidated financial condition, results of operations, or liquidity. All forward-looking statements are made as of the date of this press release, and electroCore undertakes no obligation to update forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com